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[LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]

                                                                    EXHIBIT 23.1

The Board of Directors
GenVec, Inc.:

  We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

McLean, Virginia

June 25, 1998